UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 7, 2017

Aeglea BioTherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37722	46-4312787
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

901 S. MoPac Expressway Barton Oaks Plaza One Suite 250 Austin, TX	78746
(Address of Principal Executive Offices)	(Zip Code)

(512) 942-2935

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 7, 2017, Aeglea BioTherapeutics, Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders (“Annual Meeting”) and the following proposals were adopted:

1.	Election of three Class I directors, Sandesh Mahatme, George Georgiou and Suzanne Bruhn, each to serve a three-year term, which will expire at the 2020 Annual Meeting of Stockholders or until such time as their respective successors have been duly elected and qualified:

Nominees	Shares For	Shares Withheld	Shares Abstaining	Broker Non-Votes
Sandesh Mahatme	8,102,169	768,417	—	1,295,758
George Georgiou	8,239,487	631,099	—	1,295,758
Suzanne Bruhn	8,865,161	5,425	—	1,295,758

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
10,160,918	4,426	1,000	—

3.	Re-approval of the Internal Revenue Code Section 162(m) limits of the Company’s 2016 Equity Incentive Plan to preserve the Company’s ability to receive corporate income tax deductions that may become available pursuant to Section 162(m):

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
6,603,476	2,263,869	3,241	1,295,758

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEGLEA BIOTHERAPEUTICS, INC.
Date: June 9, 2017
	By:	/s/ Charles N. York II
		Name:	Charles N. York II
		Title:	Chief Financial Officer and Vice President